Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for June 2008

MESA ROYALTY TRUST

The Bank of New York Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS June 19, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of June 2008. Unitholders of record on June 30, 2008 will receive distributions amounting to $1,245,644 or $0.668357103 per unit payable on July 31, 2008. The Trust received $641,273 and $78,264 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $538,711.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701